UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 9, 2010

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On August 9, 2010, Hallmark Insurance Company (the “Buyer”), a wholly-owned subsidiary of Hallmark Financial Services, Inc. (the “Registrant”), executed a Stock Purchase Agreement with State Auto Financial Corporation (the “Seller”) for the purchase of 100% of the issued and outstanding capital stock of State Auto National Insurance Company (“SAN”).  SAN is an Ohio domiciled insurance company which writes non-standard personal automobile policies through independent agents in 21 states.  The purchase price for SAN under the Stock Purchase Agreement is $14.0 million payable in cash at closing, plus an earnout of up to $2.0 million.  The Registrant expects to fund the cash purchase price out of working capital.  The cash purchase price is subject to post-closing adjustment to the extent the statutory capital and surplus of SAN is greater or less than $10.0 million.  The earnout is payable quarterly in an amount equal to 2% of gross collected premiums on new or renewal personal lines insurance policies written by SAN agents during the three years following closing.

SAN presently has no employees and is managed pursuant to contracts among the Seller and its affiliates which the Stock Purchase Agreement requires to be terminated (as to SAN) simultaneous with the closing of the acquisition of SAN by the Buyer.  Pursuant to the Stock Purchase Agreement, also simultaneous with the closing of the acquisition of SAN by the Buyer, SAN will enter into a Loss Portfolio Transfer Reinsurance Contract and a Quota Share Reinsurance Contract (collectively, the “Reinsurance Agreements”) with an affiliate of the Seller, State Auto Property & Casualty Insurance Company (the “Reinsurer”), pursuant to which the Reinsurer will handle all claims and assume all liabilities arising under policies issued by SAN prior to the closing or during a transition period of up to six months following the closing.  The Stock Purchase Agreement also contains restrictive covenants pursuant to which, for a period of up to three years, (a) the Seller will be limited in its ability to write non-standard personal automobile insurance policies in the states presently served by SAN, and (b) the Buyer will not encroach on the Seller’s relationships with SAN agents except with respect to non-standard personal automobile insurance.

Prior to the execution of the Stock Purchase Agreement, there was no material relationship between the Seller, SAN or any of their affiliates, on the one hand, and the Buyer, the Registrant or any of their affiliates, on the other hand.  Closing of the acquisition is subject to regulatory approval and satisfaction of other customary closing conditions.

The descriptions of the Stock Purchase Agreement set forth above are qualified in their entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01           Financial Statements and Exhibits

(c)	Exhibits.

10.1	Stock Purchase Agreement dated August 9, 2010, between Hallmark Insurance Company and State Auto Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: August 9, 2010	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer